UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/11/2005

Galaxy Nutritional Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-15345

FL	25-1391475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2441 Viscount Row, Orlando, FL 32809
(Address of Principal Executive Offices, Including Zip Code)

407-855-5500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As reported in the current report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005, the Company received a deficiency letter from AMEX on September 29, 2005 advising that, based on its review of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the Company is not in compliance with AMEX's continued listing requirements as specified in Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iv) of the AMEX Company Guide.

On October 7, 2005, the Company filed an Amended Annual Report on Form 10-K/A for the year ended March 31, 2005 and an Amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005. Based on the revised financial information, the Company notified the American Stock Exchange ("AMEX") on October 11, 2005 that it is not in compliance with an additional continued listing requirement. Specifically, the Company is not in compliance with Section 1003(a)(iii) of the AMEX Company Guide, because the Company's shareholders' equity is less than $6,000,000 and it sustained losses from continuing operations and/or net losses in its five most recent fiscal years.

The Company expects to submit a plan by October 28, 2005, advising AMEX of any action it has taken, or will take, that would bring the Company into compliance with Section 1003(a)(i), Section 1003(a)(ii), and Section 1003(a)(iii) of the AMEX Company Guide within a maximum of 18 months of the date of the AMEX notice and Section 1003(a)(iv) of the AMEX Company Guide within a maximum of 6 months of the date of the AMEX notice.

It is anticipated that the Company's plan will note, among other things, the following actions that the Company has already taken:

        As previously announced in the current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2005, the Company has entered into agreements with Schreiber Foods Inc. ("Schreiber") pursuant to which Schreiber will become the sole manufacturer of the Company's products. The Company will sell most of its remaining inventory to Schreiber and no longer have the burden of carrying inventory. The Company expects to realize significant cost savings as a result of this outsourcing relationship with Schreiber.

        In addition, as previously announced in the current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2005, subject to shareholder approval and the satisfaction of other conditions precedent, the Company will sell its manufacturing assets to Schreiber for $8,700,000. This will permit the Company to repay in full its term loan with Beltway Capital Partners, LLC which was recently assigned from Wachovia Bank, N.A. (formerly SouthTrust Bank), the current aggregate principal amount of which is $7,581,985. This will decrease the Company's debt service obligations going forward.

        In addition, as previously announced in the current report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005, the Company has been working with Goldman, Sachs & Co. to explore strategic alternatives, including the possible sale of the Company. If the Company is sold or is able to consummate a similar strategic alternative, then the Company may have no further need to comply with AMEX's listing requirements.

If the Company determines that a sale of the Company will not be completed and the outsourcing of its production activities and sale of its production assets to Schreiber will not generate a sufficient amount of stockholders' equity within the time periods required by AMEX, then the Company may be required to sell additional equity securities. However, there are no assurances that any of such alternatives will be viable or available to the Company on terms that are acceptable to the Company, or that, even if viable, that the Company will be successful in implementing any of such alternatives.

FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS. THESE STATEMENTS RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON OUR CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT OUR INDUSTRY, MANAGEMENT'S BELIEFS AND CERTAIN ASSUMPTIONS MADE BY OUR COMPANY. WORDS SUCH AS "ANTICIPATE," "EXPECT," "INTEND," "PLAN," "BELIEVE," "SEEK," "PROJECT," "ESTIMATE," "MAY," "WILL," AND VARIATIONS OF THESE WORDS OR SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM OUR HISTORICAL RESULTS AND THOSE EXPRESSED OR FORECASTED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN, OR INCORPORATED BY REFERENCE INTO, THIS FORM 10-K/A. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON, EVEN IF NEW INFORMATION BECOMES AVAILABLE OR OTHER EVENTS OCCUR IN THE FUTURE.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Galaxy Nutritional Foods, Inc.

Date: October 11, 2005.	By:	/s/ Salvatore J. Furnari
Salvatore J. Furnari
Chief Financial Officer